Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Forms S-8 (No. 333-70608 and 333-119123) of Perfumania Holdings, Inc. of our report dated April 28, 2011 relating to the consolidated financial statements of Perfumania Holdings, Inc. and Subsidiaries as of January 29, 2011 and for the year then ended included in this annual report on Form 10-K for the year ended January 29, 2011.

/s/ J.H. Cohn LLP

Jericho, New York

April 28, 2011